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                                  EXHIBIT 10.3
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                     Amendment No.1 to Employment Agreement
                                of David Seltzer

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                     AMENDMENT NO. 1 TO AMENDED AND RESTATED
                         EXECUTIVE EMPLOYMENT AGREEMENT

     Amendment No.1 dated as of May 1, 2001, to the Amended and Restated Executive Employment Agreement, dated as of May 1, 1999, (the "Agreement"), by and between Hi-Tech Pharmacal Co., Inc. (the "Corporation") and David S. Seltzer ("Executive"). Capitalized terms utilized herein and not defined herein shall have the respective meanings ascribed to them in the Agreement.

     WHEREAS, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto have agreed to clarify the base guaranteed bonus provision of the Agreement as set forth herein.

     NOW THEREFORE, the parties hereto mutually agree as follows:

     Section 1. Section 4.2 of the Agreement is hereby amended by deleting it in its entirety and inserting in lieu thereof the following:

     "4.2. Guaranteed Bonus. In addition to his annual Base Salary, during each year of employment that the Corporation's Pre-Tax Net Income (as defined in Section 4.4) exceeds Two Million ($2,000,000) Dollars, the Executive shall receive a guaranteed bonus ("Guaranteed Bonus") equal to three (3%) percent of the Corporation's Pre-Tax Net Income for such year. The Guaranteed Bonus shall be payable within thirty (30) days after the Corporation's regularly employed independent certified public accountants ("Accountants"), in accordance with generally accepted accounting principles consistently applied, determine the Pre-Tax Net Income for such year ("Determination Date").

     Section 2. In all other respects the Agreement remains unchanged and in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment No.1 to the Agreement as of the date set forth above.

                          HI-TECH PHARMACAL CO., INC.

                          By: /s/ Bernard Seltzer
                             _______________________________
                             Bernard Seltzer

                             /s/ David S. Seltzer
                             _______________________________
                             David S. Seltzer